United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-16791

Delaware	51-0414140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 Regulation FD Disclosure.

On April 26, 2006, Dover Downs Gaming & Entertainment, Inc. (the “Registrant”) issued a press release announcing that the Registrant’s Board of Directors approved a three-for-two split of both classes of its common stock. The split will be effected in the form of a stock dividend by issuing one additional share of common stock for every two shares of common stock held. The additional shares of common stock will be distributed on June 15, 2006 to shareholders of record at the close of business on May 10, 2006. No fractional shares will be issued. Shareholders will be paid cash in lieu of any fractional shares.

Additionally, the Registrant’s Board of Directors declared a quarterly cash dividend on both classes of common stock of $0.06 per share on the shares outstanding prior to the stock split. The dividend is payable on June 10, 2006 to shareholders of record at the close of business on May 10, 2006. A copy of the Registrant’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release dated April 26, 2006, issued by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: April 26, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 26, 2006, issued by Dover Downs Gaming & Entertainment, Inc.